Exhibit 15(b)

July 30, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated July 30, 2013, on our review of condensed consolidated interim financial information of Tucson Electric Power Company (the "Company") for the three-month and six-month periods ended June 30, 2013 and 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2013, is incorporated by reference in its Registration Statement on Form S-3 dated May 10, 2012 (No. 333-181305-01).

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona